MEMORANDUM OF UNDERSTANDING
JOINT VENTURE AGREEMENT

This MOU / Joint Venture Agreement (the “Agreement”) is effective September 24, 2007.

BETWEEN:
Axial Vector Engine Corporation (the “First Joint Venture”), a corporation organized and existing under the laws of the Nevada, with its head office located at:  121 SW Salmon Street, Suite 1100, Portland, Oregon  97204 USA

AND:
Eastcom LTD (the “Second Joint Venture”), a corporation organized and existing under the laws of the United Kingdom, with its head office located at:  Suite No. 17,30 Uarley Street, London W1G 9PW United Kingdom.

This Agreement is entered by First Joint Venturer and Second Joint Venturer, herein after collectively referred to as the “Joint Venture”, for the purposes of performing Engine manufacturing and distribution.

WITNESSETH:

WHEREAS, the parties are desirous of forming a Joint Venture (the “Venture), under the laws of the United Kingdom by execution of this Agreement for the purposes set forth herein and are desirous of fixing and defining between themselves their respective responsibilities, interests, and liabilities in connection with the performance of the before mentioned project; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as Joint Venturers, henceforth, “Venturers” for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

1.             DEFINITIONS

“Affiliate” shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint Venturer or partner, any businesses or entity for which such person acts in any such capacity.

“Venturers” shall refer to [VENTURE NAME] Inc., and any successor(s) as may be designated and admitted to the Venture.

“Internal Revenue Codes” “Code” or “I.R.C.” shall refer to the current and applicable Internal Revenue Code.

“Net Profits and Net Losses” means the taxable income and loss of the Venture.

The “Book” value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.

“Project” shall refer to that certain engine development program project known as AVEC Engines.

“Treasury Regulations” shall refer to those regulations promulgated by the Department of the Treasury with respect to certain provision of Internal Revenue Code.

2.           PURPOSE OF THE JOINT VENTURE

The purpose of the Venture shall be to perform AVEC engine manufacturing and sales in Europe and the Middle East.

3.           TERM

The term of the Venture shall be twenty years.

4.            ACCOUNTING AND AUDITING

4.1          Books

Eastcom Ltd will keep books of accounts which may be audited at any time by Axial to verify sales and royalties.  Axial will agree to pay the cost of said audit.

RESOLUTION OF DISPUTES

At disputes arising out of this Agreement between the Venturers that is not resolvable by good faith negotiations by the same, shall be filed with the International Arbitration Association in Paris, France and there judgment shall be final.

5.            OTHER PROVISIONS

5.1           Eastcom shall pay to AVEC $500,000 USD as an advance royalty and shall pay per unit royalty of 20% per engine gross sales.  These payments are to be within ten days of each manufactured engine being completed.

5.2           Eastcom must begin final assembly engines no later than 120 days from date of signing unless a written waiver of such date is given by AVEC.

5.3           Eastcom shall have the right to select two countries which it shall have exclusive rights to sales, service and market all AVEC projects to for the duration of this agreement.  This selection must be made not later than 30 days after the first of the initial 200 engines has been produced and delivered to the customer.

6.  ENTIRE AGREEMENT

This agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

7.  GOVERNING LAW

This agreement shall be governed by the laws of the United Kingdom.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at [place of execution] on the date indicated below.

FIRST PARTY	SECOND PARTY

Authorized Signature	Authorized Signature

/s/ Samuel Higgins	/s/ Behzed Khakbuei
Samuel Higgins	Behzed Khakbuei
Chairman	Managing Director